Exhibit 99.1

PRESS RELEASE	Contact: Peter G. Wiese
FOR IMMEDIATE RELEASE	Executive Vice President & CFO
(530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY CASH DIVIDEND

Chico, CA – (June 1, 2020) – The Board of Directors of TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, declared a quarterly cash dividend of $0.22 (twenty-two cents) per share on its common stock, no par value, on May 28, 2020. The dividend is payable on June 26, 2020 to holders of record on June 12, 2020.

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of the Company headquartered in Chico, California, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. Brokerage services are provided by the Bank’s investment services through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.